UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 30, 2025

electroCore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38538	20-3454976
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Forge Way, Suite 205

Rockaway, NJ 07866

(Address of principal executive offices and zip code)

(973) 290-0097

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	ECOR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Private Placement

On September 30, 2025, electroCore, Inc. (the “Company”) entered into securities purchase agreements with certain institutional and accredited investors (the “Private Agreements”), which collectively provided for the sale by the Company of 360,737 shares (the “Private Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”).

The Private Shares were issued at a price of $5.145 per share, in satisfaction of certain outstanding obligations for legal fees owed by the Company to the investors. The Company did not receive cash proceeds in connection with the issuance of these shares.

The offerings described above (collectively, the “Offering”) closed on October 2, 2025. The Private Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Private Shares were issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, for transactions not involving a public offering. The Company agreed to file a registration statement with the Securities Exchange Commission to cover the resale of the Private Shares, and to cause such registration statement to become effective by the 90th calendar day following the date of the closing of the Offering.

The Private Agreements contain customary representations, warranties and agreements by the Company and customary conditions to closing. Pursuant to the Private Agreements, the Company also agreed to indemnify the purchasers against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the Private Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

electroCore, Inc.

October 3, 2025	/s/ Joshua S. Lev
Joshua S. Lev
Chief Financial Officer